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                                                                   EXHIBIT 23(d)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-4 of Peoples Heritage Financial Group, Inc. of our report, dated January 30, 1998, except for Note W as to which the date is February 9, 1998, on the consolidated balance sheets of CFX Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of CFX Corporation and is incorporated by reference in the Current Report on Form 8-K of Peoples Heritage Financial Group, Inc. filed on April 22, 1998 and to the reference to our firm under the heading "Experts" in the Prospectus/Proxy Statement contained in such Registration Statement.


                                                        /s/ Wolf & Company, P.C.

Boston, Massachusetts
September 28, 1998